UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2025

Alpha Cognition Inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-42403	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1452 Hughes Rd., Ste 200 Grapevine, Texas	76051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 858-344-4375

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Shares, no par value	ACOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 10, 2025, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Alpha Cognition Inc. (the “Company”) received the resignation of Manning Elliott LLP (“Manning Elliott”) as the Company’s independent registered public accounting firm. The resignation of Manning Elliott as the Company’s independent registered public accounting firm is solely the result of administrative licensing requirements. The Company recently relocated its principal executive offices from Canada to the State of Texas. While Manning Elliott is licensed to practice public accounting in Canada, it is not licensed in the State of Texas and, accordingly, cannot continue to serve as the Company’s independent registered public accounting firm following this relocation.

Manning Elliott’s resignation is not the result of any disagreement with the Company on any matter of accounting principles, practices, financial statement disclosure, or auditing scope or procedures. Manning Elliott has expressed its support for the Company’s transition and has confirmed that it has not raised any concerns regarding the Company’s financial reporting or internal controls.

The reports of Manning Elliott on the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 and December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2024 and December 31, 2023 and through October 10, 2025, there have been no "disagreements" (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Manning Elliott on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Manning Elliott would have caused Manning Elliott to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2024 and December 31, 2023 and through September 11, 2025, there have been no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Manning Elliott with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that Manning Elliott furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the "SEC"), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Manning Elliott agrees with the statements related to them made by the Company in this report. Manning Elliott’s letter to the SEC is filed as exhibit 16.1 to this report.

On October 10, 2025, upon approval of the Audit Committee, the Company has engaged CBIZ CPAs P.C. (“CBIZ”), a nationally recognized, independent registered public accounting firm licensed to practice in the United States, to serve as its independent registered public accounting firm. The Company anticipates a seamless transition without disruption to its financial reporting obligations.

During the Company’s two most recently completed fiscal years and through the date of engagement of CBIZ, neither the Company nor anyone on behalf of the Company consulted with CBIZ regarding: (a) the application of accounting principles to a specified transaction, either completed or proposed; or (b) the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that CBIZ concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (c) any matter that was the subject of a disagreement or a reportable event as defined in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Manning Elliott to the Securities and Exchange Commission, dated October 10, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA COGNITION INC.

	By:	/s/ Michael McFadden
Michael McFadden
Chief Executive Officer
Dated: October 14, 2025

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